SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported):  November 4, 2010

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, P.O. BOX 356, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 5, 2010, MTR Gaming Group, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with John W. Bittner, Jr. for an initial term of two (2) years and with an effective commencement date of November 8, 2010. The full text of the Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information included below under Item 5.02 provides a summary of the material terms of the Employment Agreement and is incorporated by reference into this Item 1.01.

On November 8, 2010, the Company issued a press release announcing Mr. Bittner’s appointment as Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the appointment of Mr. Bittner to the position of Chief Financial Officer of the Company, as described in Items 1.01 and 5.02 hereof, Mr. Bittner’s prior employment agreement with the Company relating to his service as Executive Vice President of Finance and Accounting was superseded by the terms of the new Employment Agreement. No termination payments or other penalties were incurred by the Company in connection with the entry into the new Employment Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On November 8, 2010, the Company appointed Mr. Bittner as Chief Financial Officer of the Company. Prior to his appointment as the Company’s Chief Financial Officer, Mr. Bittner, 57, served as interim Chief Financial Officer of the Company. Mr. Bittner also previously served as Executive Vice President of Finance and Accounting, a position he held from May 2008 to November 2010. Mr. Bittner has prior experience serving as the Company’s Chief Financial Officer, having held that position from January 2002, when he joined the Company, to May 2008. Prior to joining the Company, Mr. Bittner was a Partner at Ernst & Young, LLP from 1987 to 2000 and was with Ernst & Young, LLP from 1975 to 2000. While at Ernst & Young, LLP, Mr. Bittner provided accounting, auditing and business advisory services to privately and publicly held organizations in a variety of industries. During 2001, Mr. Bittner was an accounting and financial consultant. Mr. Bittner is a CPA licensed in Pennsylvania and received his Bachelor of Science degree in Accounting from Duquesne University in 1975. Mr. Bittner is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

In connection with Mr. Bittner’s appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Bittner, effective November 8, 2010, for a term of two years, with automatic one-year extensions unless notice of non-renewal is timely furnished prior to the next applicable extension period.  The Employment Agreement provides for an annual base salary of $350,000 (as adjusted from time to time with the approval of the Company’s Compensation Committee) and participation in the Company’s annual incentive plan as may be in effect from time to time, with a target bonus opportunity of 40% of his base salary (or such other amount as may be determined by the Company’s Compensation Committee).  Mr. Bittner is also entitled to participate in the Company’s Long Term Incentive Program as may be in effect from time to time and is eligible to participate in the Company’s employee benefit plans. The Employment Agreement provides that the Company will maintain, at the Company’s cost, a term life insurance policy with a face value equal to Mr. Bittner’s base salary.  The Employment Agreement also provides for four weeks of paid vacation per year, as well as reimbursement of reasonable business expenses, up to $600 per month for automobile expenses, and reimbursement of expenses associated with gaming licensing, CPA licensing and cellular phone usage.

In the event of termination of the Employment Agreement by either party for any reason, Mr. Bittner will receive (i) earned but unpaid base salary and accrued and unused vacation pay, (ii) reimbursement for reasonable business expenses then outstanding, (iii) any bonus earned and approved to be paid with respect to completed fiscal periods that precede the date of termination but have not yet been paid, and (iv) all payments, rights and benefits due as of the date of termination under the terms of the Company’s employee and fringe benefit plans and programs in which Mr. Bittner participated (the benefits in the foregoing clauses (i) — (iv), the “Accrued Rights”).

In the event of termination of the Employment Agreement by the Company without “cause” (as defined in the Employment Agreement) or by Mr. Bittner with “good reason” (as defined in the Employment Agreement), (a) Mr. Bittner will receive, in addition to the Accrued Rights, (i) continued payment of his base salary for twelve (12) months following the date of termination (the “Severance Period”), (ii) a bonus amount, which shall be paid in a lump sum within thirty (30) days of approval by the Compensation Committee, based on the achievement of the applicable performance criteria for the year in which termination occurred, adjusted on a pro rata basis to the number of days Mr. Bittner was employed in such year, provided he was employed for at least six (6) months during such year and (iii) continued medical coverage under the Company’s group health plan for the Severance Period (the benefits in the foregoing clauses (i) — (iii), the “Severance Payments”) and (b) all of Mr. Bittner’s then-outstanding and otherwise unvested restricted stock units shall immediately vest upon such termination and be paid out in accordance with the terms of thereof.  The Severance Payments and such accelerated vesting of the restricted stock units are subject to Mr. Bittner’s execution of a general release of claims against the Company.

In the event of a termination of the Employment Agreement by the Company for “cause” or by Mr. Bittner without “good reason”, or in the event of termination of the Employment Agreement by reason of death or disability, Mr. Bittner will receive the Accrued Rights but will not be entitled to the Severance Benefits.  In addition, in the event of his death, Mr. Bittner’s estate or beneficiaries will be entitled to receive the proceeds of the life insurance policy specified above.

In the event that Mr. Bittner’s employment terminates upon expiration of the Employment Agreement (including any renewal thereof) by reason of the Company’s provision of a non-renewal notice, then Executive will receive the Accrued Rights and the Severance Payments.

If a “change in control” (as defined in the Employment Agreement) occurs during the term of the Employment Agreement and, prior to the first anniversary of the date of consummation of such change in control, Mr. Bittner’s employment is terminated by the Company without “cause” or by Mr. Bittner with “good reason”, then Mr. Bittner will receive the Accrued Rights and the Severance Payments, provided that the Severance Period shall be deemed to be eighteen (18) months.

Mr. Bittner has agreed to certain restrictive covenants (including and noncompetition and nonsolicitation) for specified periods following his termination of employment, depending upon the circumstances surrounding the termination of employment.

The foregoing description is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

In addition, on November 4, 2010, the Compensation Committee of the Board of Directors approved the grant of 55,000 restricted stock units and a cash award of $52,250 to Mr. Bittner, effective on November 8, 2010, the date of Mr. Bittner’s appointment as Chief Financial Officer of the Company.   The restricted stock units and cash award will generally vest in three equal installments beginning on the first anniversary of the date of grant, subject to Mr. Bittner’s continued employment as of the applicable vesting date. Vesting will be accelerated upon consummation of a change of control of the Company, or upon Mr. Bittner’s termination of employment by the Company without cause or by Mr. Bittner with good reason.

(e)           The Compensation Committee of the Board of Directors approved payment of a $50,000 per month consulting fee to Steven M. Billick during the time that he serves as the Company’s Interim Chief Executive Officer. The payment of such consulting fee is effective October 1, 2010, and is in lieu of any fees that Mr. Billick would have been entitled to in his capacity as a member of the Company’s Board of Directors.

Item 8.01.	Other Events.

As part of the Company’s ongoing evaluation of compensation policies and officer and director compensation, on November 4, 2010, the Compensation Committee of the Board of Directors approved the payment of an annual stipend of $3,750 payable to non-employee director members of the Company’s Succession Committee, effective October 1, 2010.  The chairman of the Succession Committee will be entitled to a $7,500 annual stipend. The stipends will be paid in four (4) quarterly installments and will be paid only for those periods when the Succession Committee is actively meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, dated as of November 5, 2010, by and between MTR Gaming Group, Inc. and John W. Bittner, Jr.

99.1	Press Release dated November 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/S/ STEVEN M. BILLICK
Steven M. Billick
Chairman of the Board of Directors and Interim Chief Executive Officer

Date: November 9, 2010